                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Spectrum Information Technologies, Inc.
New York, New York

We hereby consent to the incorporation by reference and inclusion in the Prospectus constituting a part of this Registration Statement listed on the accompanying index of our report dated June 11, 1999, relating to the consolidated financial statements of Spectrum Information Technologies, Inc. and subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended March 31, 1999.


/s/ BDO Seidman, LLP
BDO Seidman

New York, NY
July 11, 1999

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Index of Registration Statements

Form                                        Date

S-8                                         March 15, 1999
S-8                                         August 4, 1998
S-8                                         March 31, 1997
S-8                                         March 31, 1997
S-8                                         December 1, 1993
S-3                                         February 19, 1993
S-3                                         November 3, 1992
S-3                                         October 15, 1992
S-3                                         August 31, 1992
S-3                                         July 9, 1992
S-3                                         May 28, 1992
S-3                                         May 28, 1992
S-8                                         January 23, 1992